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                                                                    EXHIBIT 12.1


LIFEPOINT HOSPITALS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(UNAUDITED)
(Dollars in millions)

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
                                                                                         Historical
                                                            ----------------------------------------------------------------------
                                                                                                                Three Months ended
                                                                      Years Ended December 31,                       March 31,
                                                            ------------------------------------------------   -------------------
                                                              1994      1995      1996      1997       1998        1998      1999
                                                              ----      ----      ----      ----       ----        ----      ----
Earnings
  Income from continuing operations before minority
    interests and income taxes                              $ 24.0   $  42.7   $  66.8   $  31.0    $ (25.6)    $   6.3   $   7.3
Fixed charges                                                 15.0      13.1      16.2      17.5       21.5         5.2       5.3
                                                            ------   -------   -------   -------    -------     -------   -------
                                                            $ 39.0   $  55.8   $  83.0   $  48.5    $  (4.1)    $  11.5   $  12.6
                                                            ======   =======   =======   =======    =======     =======   =======

Fixed charges
  Interest charged to expense                               $ 13.5   $  11.3   $  14.1   $  15.4    $  19.1     $   4.6   $   4.7
  Interest portion of rental expense                           1.5       1.8       2.1       2.1        2.4         0.6       0.6
                                                            ------   -------   -------   -------    -------     -------   -------
Fixed charges                                               $ 15.0   $  13.1   $  16.2   $  17.5    $  21.5     $   5.2   $   5.3
                                                            ======   =======   =======   =======    =======     =======   =======

Ratio of earnings to fixed charges                             2.6       4.3       5.1       2.8         --         2.2       2.4
                                                            ======   =======   =======   =======    =======     =======   =======
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